Exhibit  23  (d)(5)(i)(2)
                                    EXHIBIT A

                          SUBADVISORY AGREEMENT BETWEEN
                     GARTMORE GLOBAL ASSET MANAGEMENT TRUST
               (FORMERLY VILLANOVA GLOBAL ASSET MANAGEMENT TRUST)
                        GARTMORE VARIABLE INSURANCE TRUST
                  (FORMERLY NATIONWIDE SEPARATE ACCOUNT TRUST)
                          AND GARTMORE GLOBAL PARTNERS

                             EFFECTIVE JUNE 20, 2003


Funds of the Trust                        Advisory Fees                     Effective Date
-------------------------------------------------------------------------------------------

Gartmore GVIT Emerging Markets Fund. . .  .575% of the Fund's average       August 30, 2000
(formerly Gartmore NSAT Emerging . . . .   daily net assets
Markets Fund)

Gartmore GVIT International Growth Fund.  .50% of the Fund's average        August 30, 2000
(formerly Gartmore NSAT International. .   daily net assets
Growth Fund)

Gartmore GVIT Global Leaders Fund. . . .  .50% of the Fund's average        Not Seeded
(formerly Gartmore NSAT Global . . . . .   daily net assets
Leaders Fund)

Gartmore GVIT European Leaders Fund. . .  .50% of the Fund's average        Not Seeded
                                          (formerly Gartmore NSAT European  daily net assets
Leaders Fund)

Gartmore GVIT Global Small . . . . . . .  .575% of the Fund's average       Not Seeded
                                           Companies Fund (formerly         daily net assets
Gartmore NSAT Global Small Companies
Fund)

Gartmore GVIT OTC Fund (formerly . . . .  .50% of the Fund's average        Not Seeded
Gartmore NSAT OTC Fund). . . . . . . . .   daily net assets

Gartmore GVIT Global Utilities Fund. . .  .40% of the Fund's average        December 18, 2001
                                           daily net assets

Gartmore GVIT Global Financial . . . . .  .50% of the Fund's average        December 18, 2001
                                           Services Fund                    daily net assets

Gartmore GVIT Asia Pacific Leaders Fund.  .50% of the Fund's average        Not Seeded
                                           daily net assets

Gartmore GVIT Developing Markets Fund. .  .575% of the Fund's average       June 20, 2003
                                           daily net assets


                    TRUST
                    Gartmore  Variable  Insurance  Trust


                    By:  /s/  James  Bernstein
                    Name:     James  Bernstein
                    Title:  Assistant  Secretary

                    ADVISER
                    Gartmore  Global  Asset  Management  Trust


                    By:  /s/  Gerald  J.  Holland
                    Name:     Gerald  J.  Holland
                    Title:  SVP-Chief  Administrative  Officer

                    SUBADVISER
                    Gartmore  Global  Partners


                    By:  /s/  Donald  J.  Pepin
                    Name:     Donald  J.  Pepin
                    Title:  Managing  Director